SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2002

Caterpillar Financial Services Corporation

(Exact name of registrant as specified in its charter)

0-13295

(Commission File Number)

Delaware	37-1105865
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2120 West End Avenue

Nashville, Tennessee 37203-0001

(Address of principal executive offices, with zip code)

(615) 341-1000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On September 25, 2001, Caterpillar Financial Services Limited, a wholly owned Canadian subsidiary of Caterpillar Financial Services Corporation (CFSC), established a C$750 million Medium Term Note Program. CFSC is a guarantor under the program. On March 8, 2002, the company made the first issuance under the program in the amount of C$200 million.

Item 7. Exhibits.

1.1 Dealer Agreement

4.1 Trust Indenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caterpillar Financial Services Corporation

Date: March 8, 2002	By:/s/ Paul J. Gaeto
Paul J. Gaeto
Secretary